UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Nuveen Multi-Strategy Income and Growth Fund (JPC)

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Important Information for
Shareholders of Nuveen Multi-Strategy Income and Growth Fund (JPC)

At a special meeting of shareholders of Nuveen Multi-Strategy Income and Growth Fund (JPC) (the “Fund”), you will be asked to vote on the approval of an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. (the “Adviser”) and Nuveen Asset Management, LLC (“NAM”) and an investment sub-advisory agreement between the Adviser and NWQ Investment Management Company, LLC (“NWQ”). Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided the following brief overview of the matters to be voted on.

Q.	Why did I receive this Proxy?

A.	This Proxy was sent to you, because as of September 7, 2011, you were a shareholder of the Fund. The Board of Trustees of the Fund (the “Board”) has authorized the Fund to reposition its portfolio and adopt a single-strategy investment approach emphasizing preferred securities. The Board also approved a number of related changes described in more detail below to accomplish this objective. Most of the changes in connection with the repositioning do not require shareholder approval. You are being asked to vote on two specific changes that require shareholder approval. In particular, you are being asked to consider the approval of investment sub-advisory agreements with each of NAM and NWQ as a result of the Fund’s repositioning.

Q.	What is the goal of the Fund’s proposed repositioning plan?

A.	The goal of the proposed repositioning is to increase the attractiveness of the Fund’s common shares and narrow the Fund’s trading discount by:

• Simplifying the Fund to focus on one of its current core portfolio strategies;

• Positioning the Fund in a closed-end fund category that is well understood and has historically seen more consistent secondary market demand; and

• Differentiating the Fund from similar funds, including other Nuveen closed-end funds in the same fund category.

Q.	What are the proposed changes to the investment policies of the Fund?

A.	The Fund’s investment objective of high current income with a secondary objective of total return will remain unchanged. The Fund currently invests its assets to maintain a strategic exposure target of approximately 70% in income-oriented debt securities (preferred securities and fixed- and floating-rate debt, including high yield debt and senior loans) and 30% in equities and equity-like securities (convertibles and domestic and international equities). In connection with the repositioning, the Fund will adopt a single-strategy investment approach emphasizing preferred securities. Upon completion of the repositioning, under normal market circumstances, the Fund will invest at least 80% of its managed assets in preferred securities. The Fund may invest up to 20% of its managed assets in other types of securities, primarily income-oriented securities such as corporate and taxable municipal debt, U.S. Government and agency debt and convertible preferred securities, as well as equity securities.

Q.	What are the two proposals I am being asked to vote on?

A.	The proposals seek your approval of a new investment sub-advisory agreement with each of NAM and NWQ. NAM and NWQ would assume portfolio management responsibilities from the existing sub-advisers of the Fund. The new investment sub-advisory agreements, if approved, will not increase overall management fees paid by the Fund.

Q.	Why is the Fund proposing to change the management of its preferred securities portfolio?

A.	The portfolio management change is a consequence of the stated goals of the Fund’s proposed repositioning, including differentiating the Fund from other similar Nuveen closed-end funds. Currently, Spectrum Asset Management, Inc. (“Spectrum”), the Fund’s existing preferred securities manager, serves as sub-adviser for three other Nuveen closed-end funds that invest in preferred securities. Thus, in proposing NAM and NWQ as sub-advisers to each manage a portion of the Fund’s restructured investment portfolio, the Adviser is seeking to differentiate the Fund from the Adviser’s other existing preferred securities funds, as well as to offer investors access to investment managers with distinctive, complementary approaches to the preferred securities market. The Adviser and the Board believe these changes may result in increased secondary market demand for the Fund’s common shares.

Q.	Who are the Fund’s proposed new sub-advisers?

A.	NAM and NWQ are registered investment advisers affiliated with the Adviser. Each firm has established preferred securities capabilities with distinctive, complementary approaches to the preferred securities market. NAM is the successor to the direct portfolio management business of the Adviser and also includes the long-term asset management business of FAF Advisors, Inc., which was acquired by NAM’s indirect parent company, Nuveen Investments, Inc. (“Nuveen”), from U.S. Bancorp on December 31, 2010. Although NAM was launched as a new firm on January 1, 2011, it succeeds a business first established in 1989. Nuveen traces its roots in financial services back to 1898. NWQ, a disciplined, opportunistic, research-driven firm, was founded in April 1982 and began providing investment management services that year. NWQ’s predecessor was acquired by Nuveen in 2002.

Q.	How will the repositioned Fund differ from other similar Nuveen closed-end Funds?

A.	The Fund will take a different approach to investing in preferred securities compared with Nuveen’s three other closed-end funds that invest in preferred securities. Because preferred securities can have characteristics of debt, equity or both types of securities depending on their position in a company’s capital structure, the Fund will employ two experienced portfolio teams with distinctive, complementary approaches to this market. NAM employs a debt-oriented approach that combines top down relative value analysis of industry sectors with fundamental credit analysis. NWQ employs a bottom up, fundamentally-driven approach that combines equity research to identify which companies to own with fixed income analysis to identify the most attractive securities of a company to hold. This unique, multi-team approach gives investors access to a broader investment universe with greater diversification potential.

Q.	Will the repositioning increase the Fund’s expense ratio?

A.	The repositioning plan, including the appointment of two new sub-advisers, will not result in an increase in the Fund’s operating expense ratio. In light of certain operating efficiencies that are expected to result from the repositioning, the Adviser has agreed to permanently reduce by two basis points (0.02%) its management fee rate if shareholders approve the proposals, which would result in a commensurate reduction in the Fund’s operating expense ratio.

Q.	Will there be any one-time costs associated with the Fund’s repositioning?

A.	The Fund pays transaction costs, such as commissions or dealer mark-ups, when it buys and sells securities. It is anticipated that the repositioning of the Fund’s portfolio will result in significant portfolio turnover, which will result in higher explicit (i.e., trading commissions) and implicit (i.e., dealer mark-ups) transaction costs than would otherwise be incurred. Such costs will reduce the total return on net asset value to common shareholders. The Adviser and the Board believe that the potential benefits of the repositioning in terms of improved market price of the Fund’s common shares relative to net asset value will outweigh the reduction in the Fund’s net asset value due to the trading costs associated with the repositioning.

Q.	Will the portfolio repositioning be a taxable event to Fund shareholders?

A.	Although the Fund may realize gains or losses from the sale of existing portfolio securities, it is expected that the Fund’s capital loss carry-forwards will offset any net realized capital gains.

Q.	Will there be any other changes to the Fund as a result of the proposals?

A.	If shareholders approve the proposals described in this Proxy Statement, the Fund will implement a number of related changes to achieve the repositioning of the Fund. The Adviser recommended and the Board has approved the following actions in connection with the repositioning: (1) changing the Fund’s investment policies to adopt a single-strategy investment approach emphasizing preferred securities, (2) subject to a transition period, terminating the existing sub-advisers of the Fund and appointing each of NAM and NWQ to assume management of a portion of the investment portfolio of the Fund, (3) changing the name of the Fund to Nuveen Preferred Income Opportunities Fund, and (4) discontinuing the current quarterly managed distribution policy and commencing monthly income distributions (collectively, the “Repositioning Plan”).

Q.	When will the Repositioning Plan take effect?

A.	The Repositioning Plan will take effect as soon as practicable following shareholder approval of the new investment sub-advisory agreements. It is anticipated that the Fund’s name change and the new distribution policy will take effect upon completion of the portfolio repositioning.

Q.	What happens if shareholders do not approve these proposals?

A.	If shareholders do not approve one or both of the new investment sub-advisory agreements, the Board will consider other alternatives for the Fund as it deems appropriate and in the best interest of the Fund. In such a case, some or all components of the Repositioning Plan may not take effect. For example, if one, but not both, of the proposals is approved, the Board may determine to implement the Repositioning Plan with the sub-adviser whose agreement was approved by shareholders. In such an event, the Fund will notify shareholders of any material changes to the Repositioning Plan and of any other similar actions taken with respect to the Fund.

Q.	How does the Board suggest that I vote?

A.	After careful consideration, the Board recommends that you vote “FOR” the approval of the investment sub-advisory agreement with each of NAM and NWQ.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Computershare Fund Services, your proxy solicitor, at (866) 963-5818, weekdays during its business hours of 7:00 a.m. to 7:00 p.m. Central time. Please have your proxy materials available when you call.

Q.	How do I vote my shares?

A.	You may vote by mail, by telephone or over the Internet:

• To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States.

• To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide.

• To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

Q.	Will anyone contact me?

A.	You may receive a call from Computershare Fund Services, the proxy solicitor hired by the Fund, to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote your proxy.

We recognize the inconvenience of the proxy solicitation process and would not impose on you if we did not believe that the matters being proposed were important and in the best interests of the Fund’s shareholders. Once your vote has been registered with the proxy solicitor, your name will be removed from the solicitor’s follow-up contact list.

Your vote is very important. We encourage you as a shareholder to participate in the Fund’s governance by returning your vote as soon as possible. If enough shareholders fail to cast their votes, the Fund may not be able to hold its meeting or the vote on the proposals, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.

September 16, 2011

Dear Shareholders:

We are pleased to invite you to the special meeting of shareholders of Nuveen Multi-Strategy Income and Growth Fund (JPC) (the “Fund”) (the “Special Meeting”). The Special Meeting is scheduled for November 18, 2011, at 2:00 p.m., Central time, at the offices of Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

At the Special Meeting, you will be asked to consider and approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. (the “Adviser”) and Nuveen Asset Management, LLC and an investment sub-advisory agreement between the Adviser and NWQ Investment Management Company, LLC for the Fund as a result of proposed changes to the Fund’s investment policies. The Adviser proposes, and the Board of Trustees of the Fund recommends, repositioning the Fund by modifying its principal investment strategies. In particular, the Adviser proposes investment policy changes for the Fund that would result in the Fund focusing on investments in preferred securities, one of its current core portfolio strategies.

The attached Proxy Statement has been prepared to give you information about this proposal.

All shareholders are cordially invited to attend the Special Meeting. In order to avoid delay and additional expense for the Fund, and to assure that your shares are represented, please vote as promptly as possible, whether or not you plan to attend the Special Meeting. You may vote by mail, telephone or over the Internet.

• To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States.

• To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide.

• To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

We appreciate your continued support and confidence in Nuveen and our family of funds.

Very truly yours,

Kevin J. McCarthy
Vice President and Secretary

September 16, 2011

NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND
333 WEST WACKER DRIVE
CHICAGO, ILLINOIS 60606
(800) 257-8787

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
November 18, 2011

To the Shareholders of Nuveen Multi-Strategy Income and Growth Fund (JPC):

Notice is hereby given that a special meeting of shareholders of Nuveen Multi-Strategy Income and Growth Fund (the “Fund”), will be held at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois, on November 18, 2011, at 2:00 p.m., Central time (the “Special Meeting”), for the following purpose and at any and all adjournments or postponements thereof:

1.	To approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. and Nuveen Asset Management, LLC for the Fund.

2.	To approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. and NWQ Investment Management Company, LLC for the Fund.

3.	To transact such other business as may properly come before the Special Meeting.

Shareholders of record at the close of business on September 7, 2011 are entitled to notice of and to vote at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting. In order to avoid delay and additional expense and to assure that your shares are represented, please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting. You may vote by mail, telephone or over the Internet. To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States. To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide. To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

Kevin J. McCarthy
Vice President and Secretary

Nuveen Multi-Strategy Income and Growth Fund
333 West Wacker Drive
Chicago, Illinois 60606
(800) 257-8787
Proxy Statement

September 16, 2011

This Proxy Statement is first being mailed to shareholders of Nuveen Multi-Strategy Income and Growth Fund (JPC) (the “Fund”), on or about September 21, 2011.

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the “Board” and each Trustee a “Board Member” and collectively, the “Board Members”) of the Fund of proxies to be voted at the Special Meeting of Shareholders to be held at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois, on Friday, November 18, 2011, at 2:00 p.m., Central time (the “Special Meeting”), and at any and all adjournments and postponements thereof.

Proxies are being solicited from shareholders with respect to the following:

1.	To approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. and Nuveen Asset Management, LLC for the Fund.

2.	To approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. and NWQ Investment Management Company, LLC for the Fund.

3.	To transact such other business as may properly come before the Special Meeting.

General Information

On the matters coming before the Special Meeting as to which a choice has been specified by shareholders on the proxy, the shares will be voted accordingly where such proxy card is properly executed, timely received and not properly revoked (pursuant to the instruction below). If a properly executed proxy is returned and no choice is specified, the shares will be voted FOR the approval of the proposals listed in this Proxy Statement. Shareholders of the Fund who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Merely attending the Special Meeting, however, will not revoke any previously submitted proxy.

A quorum of shareholders is required to take action at the Special Meeting. A majority of the shares entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting. The inspectors of election will determine whether or not a quorum is present at the Special Meeting. The inspectors of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as shares present for purposes of determining a quorum, but will not be treated as a vote cast for or against any proposal. Abstentions and broker non-votes will have the same effect as a vote against any proposal.

Those persons who were shareholders of record at the close of business on September 7, 2011 will be entitled to one vote for each share held and a proportionate fractional vote for each fractional share held. The Fund’s common shares, which are listed on the New York Stock Exchange, are the only outstanding voting securities of the Fund. As of September 7, 2011, there were issued and outstanding 97,056,428 common shares of the Fund. On December 31, 2010, Board Members and executive officers as a group beneficially owned approximately 600,000 shares of all funds managed by Nuveen Fund Advisors, Inc. (the “Adviser”) (including shares held by the Board Members through the Deferred Compensation Plan for Independent Board Members and by executive officers in Nuveen’s 401(k)/profit sharing plan). As of March 9, 2011, each Board Member’s individual beneficial shareholdings of the Fund constituted less than 1% of the outstanding shares of the Fund. As of March 9, 2011, the Board Members and executive officers as a group beneficially owned less than 1% of the outstanding shares of the Fund. As of March 9, 2011, no shareholder beneficially owned more than 5% of any class of shares of the Fund.

Background

The Fund has an investment objective of high current income with a secondary objective of total return. The Fund currently pursues its objectives by employing a multi-strategy investment approach and allocating its assets among the following primary investment mandates — preferred securities; senior loans, high-yield debt and convertible securities; and equity securities. Each investment mandate currently is managed by a separate manager. The Fund currently maintains a strategic exposure target of approximately 70% in income-oriented debt securities (preferred securities and fixed- and floating-rate debt, including high yield debt and senior loans) and 30% in equities and equity-like securities (convertibles and domestic and international equities). Although the Fund historically has performed well over time in comparison to its benchmark, the Fund has been unable to attract sufficient demand to enable its common shares to consistently trade well relative to its net asset value (“NAV”).

As part of the ongoing evaluation of the Fund and after evaluation of a broad range of alternatives to address the trading discount of the Fund’s common shares, including expanded share repurchases, tender offers, Fund restructuring, mergers or reorganizations, conversion to an open-end fund and liquidation, the Adviser recommended and the Board approved the following actions in connection with the repositioning of the Fund: (1) changing its investment policies to adopt a single-strategy investment approach emphasizing preferred securities, (2) subject to a transition period, terminating the existing sub-advisers of the Fund and appointing each of Nuveen Asset Management, LLC (“NAM”) and NWQ Investment Management Company, LLC (“NWQ”) to each assume management of a portion of the investment portfolio of the Fund, (3) changing the name of the Fund to Nuveen Preferred Income Opportunities Fund, and (4) discontinuing the current quarterly managed distribution policy and commencing monthly income distributions (collectively, the “Repositioning Plan”). The objective of the Repositioning Plan is to increase the attractiveness of the Fund’s common shares and narrow the Fund’s trading discount by:

• Simplifying the Fund to focus on one of its current core portfolio strategies;

• Positioning the Fund in a closed-end fund category that is well understood and has historically seen more consistent secondary market demand; and

• Differentiating the Fund from similar funds, including other Nuveen closed-end funds in the same fund category.

Repositioning Plan

Investment Policy Changes.  The Fund’s current investment objective of high current income with a secondary objective of total return will not change. The Adviser proposed and the Board approved investment policy changes for the Fund that would result in the Fund adopting a single-strategy investment approach emphasizing preferred securities. Upon the completion of the repositioning, the Fund will change its name and will adopt of policy of investing, under normal market circumstances, at least 80% of its managed assets in preferred securities. The Fund may invest up to 20% of its managed assets in other types of securities, primarily income-oriented securities such as corporate and taxable municipal debt, U.S. Government and agency debt and convertible preferred securities, as well as equity securities. As a result of the change to a single-strategy investment approach, risks associated with the portfolio segments that will no longer form a primary part of the new strategy will not be principal risks and the risks associated with preferred securities, including credit and interest rate risks will be heightened. The Fund may invest in equity securities, including preferred securities, to a limited extent and will be subject to risks associated with equity securities, although it is not expected that those will be the primary risks of investing in the Fund. To the extent the Fund invests in preferred securities, credit default risk and interest rate risk will apply. The Fund intends to continue to use leverage and does not expect to change the level of outstanding leverage in connection with the repositioning. Accordingly, the Fund will remain subject to leverage risk. As of June 30, 2011, the Fund had outstanding leverage in the form of borrowing through a prime brokerage facility in an amount representing 22.7% of total assets.

The proposed 80% policy described above may be changed without shareholder approval upon 60 day’s advance notice to shareholders. The Fund’s investment policies described above are non-fundamental and may be changed by the Board without shareholder approval.

Proposed Sub-adviser Changes.  Currently, Spectrum Asset Management, Inc. (“Spectrum”), Symphony Asset Management, LLC (“Symphony”) and Tradewinds Global Investors, LLC (“Tradewinds”) serve as sub-advisers to the Fund pursuant to investment sub-advisory agreements with the Adviser (the “Current Sub-Advisory Agreements”). Symphony and Tradewinds are affiliates of the Adviser. As a result of the Fund’s proposed investment policy changes, the Adviser proposed and the Board approved, subject to a transition period, the termination of the Current Sub-Advisory Agreements with Spectrum, Symphony and Tradewinds. Subject to shareholder approval, the Board also approved the appointment of NAM and NWQ, affiliates of the Adviser (each, a “Sub-Adviser”), to each serve as sub-adviser to a portion of the Fund’s portfolio, pursuant to a sub-advisory agreement with the Adviser (each, a “Proposed Sub-Advisory Agreement” and together the “Proposed Sub-Advisory Agreements”).

The Repositioning Plan, including the appointment of NAM and NWQ, will not increase the overall management fees paid by the Fund or the direct operating expenses of the Fund. The Fund will bear the transaction costs, such as commissions or dealer mark-ups, in connection with the repositioning. It is anticipated that the repositioning of the Fund’s portfolio will result in significant portfolio turnover, which will result in higher explicit (i.e., trading commissions) and implicit (i.e., dealer mark-ups) transaction costs than would otherwise be incurred. Such costs will reduce the total return on NAV to common shareholders. The Adviser and the Board believe that the potential benefits of the repositioning in terms of improved market price of the

Fund’s common shares relative to NAV will outweigh the reduction in the Fund’s NAV due to the trading costs associated with the repositioning. In addition, although the Fund may realize gains or losses from the sale of existing portfolio securities, it is expected that the Fund’s capital loss carry-forwards will offset any net realized capital gains.

As part of the Fund’s divestment of certain portfolio holdings, the Fund may engage in cross-trades with other Nuveen funds to the extent such transactions are permitted by the Investment Company Act of 1940 Act, as amended (the “1940 Act”) and are effected in accordance with the Fund’s procedures adopted pursuant to Rule 17a-7 under the 1940 Act. While the use of cross-trades may reduce a portion of the transaction costs associated with the repositioning, cross-trades present certain conflicts of interest, including risks associated with the manner in which such securities are priced.

Although the Repositioning Plan will not increase the Fund’s operating expense ratio, in light of certain operating efficiencies that are expected to result from the repositioning, the Adviser has agreed to a permanent reduction to its management fee rate if shareholders approve the proposals. The management fee paid by the Fund to the Adviser is comprised of a Fund Level Fee and a Complex Level Fee. The Adviser has agreed to a permanent reduction of the Fund Level Fee in an amount equal to two basis points (0.02%) at each breakpoint level if the Repositioning Plan takes effect.

Name Change.  Upon completion of the repositioning of the Fund’s portfolio, the Fund will change its name to Nuveen Preferred Income Opportunities Fund to better reflect the new investment approach.

Distribution Policy Change.  Upon completion of the repositioning, the Fund will discontinue its current quarterly managed distribution policy (in which distributions may be sourced not just from income, but also from capital gains and, if necessary, return of capital), and commence monthly distributions of income. The repositioning is not expected to affect the level of the Fund’s annualized distribution rate per share initially.

The Board considered information provided by the Adviser and held discussions regarding a broad range of alternatives for improving the trading discount of the Fund’s common shares over the course of a number of Board meetings. At its meeting on August 22, 2011, the Board considered and approved the Repositioning Plan. For the reasons discussed below (see “Board Considerations in Approving the Proposed Sub-Advisory Agreements”), the Board, including the Board Members who are not parties to the sub-advisory agreements and who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), concluded at its meeting on August 22, 2011, that the Repositioning Plan was in the best interests of the Fund.

PROPOSALS 1 and 2

Approval of Proposed Sub-Advisory Agreements with each of NAM and NWQ

Introduction

Spectrum, Symphony and Tradewinds currently serve as sub-advisers to the Fund pursuant to investment sub-advisory agreements dated November 13, 2007. The investment sub-advisory agreements with Spectrum, Symphony and Tradewinds were last submitted to a shareholder vote on October 12, 2007 in connection with the change of control of Nuveen and were last approved for continuation by the Board on May 23-25, 2011 as part of its annual review process.

As discussed above, in connection with the Repositioning Plan, shareholders are being asked to approve Proposed Sub-Advisory Agreements with each of NAM and NWQ, pursuant to which NAM and NWQ each will manage a portion of the Fund’s assets. In determining to recommend NAM and NWQ as sub-advisers to the Fund, the Adviser considered that each firm has established preferred securities capabilities, the distinctive but complementary nature of the investment methodologies of each firm, and that the multi-team approach could provide investors access to a broader preferred securities investment universe and with greater diversification potential. NAM generally employs a debt-oriented approach that combines top down relative value analysis of industry sectors with fundamental credit analysis. NWQ employs a bottom up, fundamentally-driven approach that combines equity research to identify which companies to own with fixed income analysis to identify the most attractive securities of a company to hold. The Adviser initially anticipates allocating approximately half of the Fund’s investment portfolio to each sub-adviser.

Information about NAM

NAM is a wholly-owned subsidiary of the Adviser. The Adviser, located at 333 West Wacker Drive, Chicago, Illinois 60606, is a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen”). Nuveen is a wholly-owned subsidiary of Windy City, a corporation formed by investors led by Madison Dearborn Partners, LLC (“MDP”), a private equity investment firm based in Chicago, Illinois. Windy City is controlled by MDP on behalf of the Madison Dearborn Capital Partner V funds. As of June 30, 2011, NAM had approximately $103.0 billion of assets under management. The business address of NAM and each executive officer and director of NAM is 333 West Wacker Drive, Chicago, Illinois 60606.

NAM is the successor to the direct portfolio management business of the Adviser and also includes the long-term asset management business of FAF Advisors, Inc., which was acquired by NAM’s indirect parent company, Nuveen, from U.S. Bancorp on December 31, 2010. Although NAM was launched as a new firm on January 1, 2011, it succeeds a business first established in 1989. Nuveen traces its roots in financial services back to 1898. As of June 30, 2011, NAM serves as sub-adviser to 110 closed-end and 79 open-end Nuveen Funds, including the Nuveen Preferred Securities Fund.

The following table sets forth the executive officers and director of NAM.

Other Principal Occupation, Vocation or
Name	Position with NAM	Employment During Past Two Years

Thomas S. Schreier	Chairman	Vice Chairman of Nuveen Investments, Inc.; Co-President of Nuveen Fund Advisors, Inc.; Co-Chief Executive Officer of Nuveen Securities, LLC; formerly, Chief Executive Officer and Chief Investment Officer of FAF Advisors; formerly, President, First American Funds.
William T. Huffman	President	Previously, Chairman, President and Chief Executive Officer (2002-2007) of Northern Trust Global Advisors, Inc. and Chief Executive Officer (2007) of Northern Trust Global Investments Limited; CPA.

Other Principal Occupation, Vocation or
Name	Position with NAM	Employment During Past Two Years

Mary E. Keefe	Chief Compliance Officer	Managing Director and Chief Compliance Officer (since 2011) of Nuveen Fund Advisors, Inc.; Managing Director (since 2004) and Director of Compliance of Nuveen Investments, Inc.; Managing Director and Chief Compliance Officer of Nuveen Securities, LLC, Nuveen Investments Advisers Inc., Symphony Asset Management LLC, Santa Barbara Asset Management, LLC, Nuveen Investment Solutions, Inc. and Nuveen HydePark Group, LLC; Vice President and Assistant Secretary of Winslow Capital Management, Inc. and NWQ Holdings, LLC.
Charles R. Manzoni	General Counsel	Managing Director and General Counsel of Nuveen Securities, LLC; formerly Chief Risk Officer, and Secretary and General Counsel, director on Board of Directors, FAF Advisors.
Sherri A. Hlavacek	Controller	Managing Director and Corporate Controller of Nuveen Securities, Inc., Nuveen Investments, LLC, Nuveen Investments Advisers Inc., Nuveen Investments Holdings, Inc. and (since 2011) Nuveen Fund Advisors, Inc.; Vice President and Controller of Nuveen Investment Solutions, Inc., NWQ Investment Management Company, LLC, NWQ Holdings, LLC, Santa Barbara Asset Management, LLC, Tradewinds Global Investors, LLC, Symphony Asset Management LLC and Nuveen HydePark Group, LLC; Certified Public Accountant.

Information about NWQ

NWQ is a wholly-owned subsidiary of Nuveen Affiliates Holdings, LLC, which in turn, is a wholly-owned subsidiary of Nuveen. NWQ, a disciplined, opportunistic, research-driven firm, was founded in April 1982 and began providing investment management services that year. NWQ’s predecessor was acquired by Nuveen in 2002. Although a subsidiary of Nuveen, NWQ maintains autonomy with regard to personnel, investment philosophy, process, style, and client relationships. As of June 30, 2011, NWQ had approximately $22.2 billion of assets under management. The business address of NWQ and each executive officer and director of NWQ is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

The following table sets forth the executive officers and directors of NWQ.

Other Principal Occupation, Vocation or
Name	Position with NWQ	Employment During Past Two Years

Jon D. Bosse	Co-President, Chief Investment Officer, Managing Director	—
John E. Conlin	Co-President, Chief Operating Officer	—
Avi M. Mizrachi	Managing Director, General Counsel, Chief Compliance Officer	Managing Director, Head of Nuveen LA Legal & Compliance Shared Services (since 2010); formerly; Managing Director, Deputy General Counsel for Nuveen Investments, Inc. (2008-2010)

As discussed under “Board Considerations in Approving the Proposed Sub-Advisory Agreements,” in considering the proposal to reposition the Fund, the Board reviewed the Fund’s performance history as well as the pro forma estimated risk/return data and estimated yield and total return on NAV of the proposed repositioned Fund for the period of January 2010 through April 2011.

The following information shows the performance of each Sub-Adviser in managing open-end funds or closed-end fund sleeves with investment mandates similar to the repositioned Fund (the “Comparable Funds”) against their respective benchmarks. The performance of the Comparable Funds managed by each Sub-Adviser does not represent historical performance of the Fund and should not be considered indicative of future performance of the repositioned Fund. Results may differ because of, among other things, fund expenses, transaction expenses and the timing of purchases and sales of portfolio securities, as well as due to different investment and regulatory restrictions imposed on the Comparable Funds. The returns of the comparable open-end funds reflect their respective fees and expenses, which are different than the Fund’s fees and expenses, while the returns of the comparable closed-end fund sleeves are gross of fees. The performance results for different products may vary and past performance is no guarantee of future results.

NAM — Past Performance

	Total Returns
	Nuveen Preferred
	Securities Fund –
Calendar Year Ended	Class I	Benchmark*

2010	19.09%	13.31%
2009	43.79%	20.61%
2008	–24.45%	–11.59%
2007	–9.91%	–8.48%

	Average Annual Returns
	Nuveen Preferred
	Securities Fund –
Periods Ended June 30, 2011	Class I	Benchmark*

One Year	18.90%	12.67%
Three Years	11.25%	8.67%
Life of Fund**	4.66%	3.33%

*	The Benchmark is 60% Merrill Lynch Hybrid Securities Index, 35% Barclays Capital USD Capital Securities Index, and 5% Merrill Lynch REIT Preferred Stock Index.

**	The inception date of the Nuveen Preferred Securities Fund is December 18, 2006.

NWQ — Past Performance

	Total Returns
	Preferred
	Securities Sleeve
	of Nuveen
	Tax-Advantaged
	Total Return
Calendar Year Ended	Strategy Fund*	Benchmark**

2010	11.21%	11.42%
2009	33.32%	12.40%
2008	–37.68%	–52.73%
2007	–7.71%	–11.21%
2006	7.70%	7.92%
2005	4.29%	3.51%

	Average Annual Returns
	Preferred
	Securities Sleeve
	of Nuveen
	Tax-Advantaged
	Total Return
Periods Ended June 30, 2011	Strategy Fund*	Benchmark**

One Year	14.83%	13.22%
Three Years	–0.12%	–13.13%
Five Years	–0.54%	–9.41%
Life of Fund***	0.42%	–6.49%

*	Represents the performance of a portion of the closed-end fund’s assets allocated to NWQ for management within a multi-manager strategy and does not include any allocation to cash. Performance has not been reduced by the fees and expenses of the fund.

**	The Benchmark is Merrill Lynch Preferred Stock DRD Eligible Index

***	The inception date of the Nuveen Tax-Advantaged Total Return Strategy Fund is January 27, 2004.

	Total Returns
	Sleeve of Nuveen
	Tax-Advantaged
	Dividend Growth
Calendar Year Ended	Fund*	Benchmark**

2010	16.12%	12.52%
2009	43.54%	16.53%
2008	–25.83%	–40.09%
2007	–6.48%	–11.48%

	Average Annual Returns
	Sleeve of Nuveen
	Tax-Advantaged
	Dividend Growth
Periods Ended June 30, 2011	Fund*	Benchmark**

One Year	16.57%	14.01%
Three Years	9.58%	–3.99%
Life of Fund***	5.17%	2.35%

*	Represents the performance of a portion of the closed-end fund’s assets allocated to NWQ for management within a multi-manager strategy and does not include any allocation to cash. Performance has not been reduced by the fees and expenses of the fund.

**	The Benchmark is 50% Merrill Lynch Fixed Rate Preferred Securities Index and 50% Merrill Lynch Preferred Stock DRD Eligible Index

***	The inception date of the Nuveen Tax-Advantaged Dividend Growth Fund is June 26, 2007.

	Total Returns
	Nuveen NWQ
	Preferred
	Securities Fund –
Calendar Year Ended	Class I	Benchmark*

2010	18.37%	13.70%

	Average Annual Returns
	Nuveen NWQ
	Preferred
	Securities Fund –
Periods Ended June 30, 2011	Class I	Benchmark*

One Year	17.05%	14.46%
Life of Fund**	16.65%	13.61%

*	The Benchmark is Merrill Lynch Fixed Rate Preferred Securities Index

**	The inception date of the NWQ Preferred Securities Fund is December 9, 2009.

Summary of Current and Proposed Sub-Advisory Agreements

It is proposed that the Adviser enter into a Proposed Sub-Advisory Agreement with each of the Sub-Advisers as soon as practicable following shareholder approval of such Proposed Sub-Advisory Agreement. The terms of the Proposed Sub-Advisory Agreement with each of NAM and NWQ are substantially similar to the terms of Current Sub-Advisory Agreements with Spectrum, Symphony and Tradewinds, except for the date of effectiveness, the initial term and as further discussed below. Each Proposed Sub-Advisory Agreement will have an initial term ending August 1, 2012, and will continue in effect from year to year thereafter if its continuance is approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

The forms of the Proposed Sub-Advisory Agreements with the Sub-Advisers are attached hereto as Appendix A, and the description of the Proposed Sub-Advisory Agreements is qualified in its entirety by reference to the forms of the Proposed Sub-Advisory Agreements.

Advisory Services. Similar to the Current Sub-Advisory Agreements, under each Proposed Sub-Advisory Agreement, each Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the portion of the Fund’s investment portfolio allocated by the Adviser to the Sub-Adviser, all on behalf of the Fund and subject to oversight of the Fund’s Board and the Adviser. In performing its duties, each Sub-Adviser will monitor the Fund’s investments and will comply with the provisions of the Fund’s Declaration of Trust, By-Laws and the stated investment objectives, policies and restrictions of the Fund, as amended from time to time. Similar to the Current Sub-Advisory Agreements with Symphony and Tradewinds, under the Proposed Sub-Advisory Agreements, the Sub-Advisers have been delegated proxy voting responsibility and are responsible for providing certain pricing services.

Brokerage. Consistent with the Current Sub-Advisory Agreements, under each Proposed Sub-Advisory Agreement, the Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, subject to its obligation to use commercially reasonable efforts to obtain best execution under the circumstances, which may take into account all appropriate factors. Similar to the Current Sub-Advisory Agreements, the Proposed Sub-Advisory Agreements provide that a Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer (including the Sub-Adviser’s internal broker-dealer) a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

The Fund paid affiliated brokerage commissions within the last fiscal year to Spectrum, which is a current sub-adviser to the Fund. The affiliated brokerage commissions paid by the Fund to Spectrum for the fiscal year ended December 31, 2010 was $51,543, which is 11.2% of the total brokerage commissions paid by the Fund to brokers during the same period.

Fees. Consistent with the Current Sub-Advisory Agreements, under each Proposed Sub-Advisory Agreement, the Adviser pays the Sub-Adviser a portfolio management fee out of the investment management fee the Adviser receives from the Fund. Similar to the fees payable to the current sub-advisers, the portfolio management fee payable to the Sub-Advisers is equal to a percentage of the investment management fee payable by the Fund to the Adviser with respect to the Sub-Adviser’s allocation of Fund average daily net assets (including net assets attributable to any preferred shares and the principal amount of borrowings pursuant to the advisory agreement with the Adviser). The annual rate of the portfolio management fees payable by the Adviser to each Sub-Adviser under the Proposed Sub-Advisory Agreements is set forth below.

Percentage of the
Average Daily Net Assets of Fund	Advisory Fee Paid
Managed by Sub-Adviser	to Sub-Adviser

Up to $125 million	50.0%
$125 million to $150 million	47.5%
$150 million to $175 million	45.0%
$175 million to $200 million	42.5%
Over $200 million	40.0%

The annual rate of portfolio management fees payable to the current sub-advisers under the Current Sub-Advisory Agreements and the fees paid by the Adviser to the current sub-advisers during the Fund’s last fiscal year are set forth below.

		Percentage of the	Fees Paid to the	Fund Managed Net
		Advisory Fee Paid	Sub-Adviser During	Assets as of
Sub-Adviser	Average Daily Net Assets of Fund Managed by Sub-Adviser	to Sub-Adviser	Last Fiscal Year	12/31/2010

Spectrum	Up to $500 million	40.0%	$1,670,050.42	$1.21 billion
	Over $500 million	35.0%

		Percentage of the	Fees Paid to the	Fund Managed Net
		Advisory Fee Paid	Sub-Adviser During	Assets as of
Sub-Adviser	Average Daily Net Assets of Fund Managed by Sub-Adviser	to Sub-Adviser	Last Fiscal Year	12/31/2010

Symphony (income portion)	Up to $125 million	52.5%	$1,030,000.33
	$125 million to $150 million	50.0%
	$150 million to $175 million	47.5%
	$175 million to $200 million	45.0%
	$200 million and over	42.5%
Symphony (equity portion)	Up to $125 million	55.0%	$833,977.62
	$125 million to $150 million	52.5%
	$150 million to $175 million	50.0%
	$175 million to $200 million	47.5%
	$200 million and over	45.0%
Tradewinds	Up to $200 million	55.0%	$494,741.12
	$200 million to $300 million	52.5%
	$300 million and over	50.0%

In addition, the advisory fee rates and net assets of funds not included in this Proxy Statement advised by each Sub-Adviser with similar investment objectives as the Fund are set forth below.

		Fee Rate		Net Assets
Sub-Adviser	Similar Fund	Fund Average Daily Net Assets	Fee Rate	as of 6/30/2011

NAM	Nuveen Preferred Securities	Percentage of Net Advisory Fee	60.00%	$784.5 million
NWQ	NWQ Preferred Securities	Percentage of Net Advisory Fee	50.00%	$2.2 million
NWQ	Tax-Advantaged Total Return Strategy Fund (sleeve)	[1] Up to $200 million $200 million to $300 million $300 million and over	55.00% 52.50% 50.00%	$227.2 million
NWQ	Tax-Advantaged Dividend Growth (sleeve)	[1]	0.325%	$277.8 million

1	Based on average sleeve net assets

Payment of Expenses. Consistent with the Current Sub-Advisory Agreements, under each Proposed Sub-Advisory Agreement, the Sub-Adviser agrees to pay all expenses it incurs in connection with its activities under the Agreement other than the cost of securities (including any brokerage commissions) purchased for the Fund.

Limitation on Liability. Consistent with the Current Sub-Advisory Agreements, each Proposed Sub-Advisory Agreement provides that the Sub-Adviser will not be liable for, and the Adviser will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the Sub-Adviser’s duties under the Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of duties under the Agreement, or by reason of its reckless disregard of its obligations and duties under the Agreement.

Continuance. The Current Sub-Advisory Agreements for the Fund originally were in effect for an initial term and could be continued thereafter for successive one-year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act. If Fund shareholders approve a Proposed Sub-Advisory Agreement, that Proposed Sub-Advisory Agreement will expire on August 1, 2012, unless continued. Thereafter, a Proposed Sub-Advisory Agreement may be continued for successive one-year periods if approved at least annually in the manner required by the 1940 Act.

Termination. Both the Current Sub-Advisory Agreements and the Proposed Sub-Advisory Agreements terminate automatically in the event of assignment and provide that the Agreement may be terminated at any time without the payment of any penalty by the Adviser, by the Fund, by action of the Fund’s Board or by a vote of a majority of the outstanding voting securities of the Fund, on no less than sixty (60) days’ written notice to the Sub-Advisers. In addition, the Proposed Sub-Advisory Agreements provide that the Agreement may be terminated at any time without the payment of any penalty by a Sub-Adviser on no less than sixty (60) days’ written notice to the Adviser.

Both the Current Sub-Advisory Agreements and the Proposed Sub-Advisory Agreements provide that they may be terminated at any time without the payment of any penalty, by the Adviser, the Board or by vote of a majority of the outstanding voting securities of the Fund in the event that it is established by a court of competent jurisdiction that a Sub-Adviser or any of its officers or directors has taken any action that results in a breach of the representations of the Sub-Adviser set forth in the Agreement.

Board Considerations in Approving the Proposed Sub-Advisory Agreements

The Approval Process

The Board is responsible for overseeing the performance of the investment advisers to the Fund and determining whether to approve the Fund’s advisory arrangements, including sub-advisory arrangements. At a meeting held on May 23-25, 2011 (the “May Meeting”), the Board, including the Independent Board Members, approved the continuance of the investment management agreement between the Fund and Adviser and the sub-advisory agreements between the Adviser and the Fund’s existing sub-advisers. During the course of the year, however, the Adviser has been evaluating the investment strategy of the Fund and considering potential changes to the strategy in an effort to enhance the attractiveness of the Fund’s common shares in the market place in order to help narrow the trading discount. The Board recognized that the Adviser seeks to accomplish these goals by simplifying the Fund’s current portfolio strategies, positioning the Fund into a well understood closed-end fund category that has historically experienced consistent secondary market demand and differentiating the Fund from other similar funds, including those in the Nuveen fund family.

During the year, the Board received a variety of materials relating to the proposed repositioning of the Fund, including, among other things, a comparison of the investment processes of various potential sub-advisers; the performance history of the Fund; a risk/return and asset allocation analysis of the Fund’s portfolio under the management of different combinations of potential sub-advisers; the proposed changes to the investment parameters of the Fund and rationale therefore; the portfolio characteristics of the repositioned Fund; the costs and steps to be followed in repositioning the Fund; the estimated benefits if the discount is narrowed; and a description of the proposed new Sub-Advisers to the Fund, their investment process, their responsibilities and investment mandates with respect to the portfolio assets allocated to them and the rationale for recommending NAM and NWQ as the new Sub-Advisers for the repositioned Fund. In recommending NAM and NWQ, the Board recognized the Adviser’s conflict of interest as both NAM and NWQ are affiliated with the Adviser and would be replacing the existing sub-advisers to the Fund, one of which is not affiliated with the Adviser. Accordingly, in connection with the proposal to reposition the Fund, the Board also considered and discussed non-affiliated investment managers as well as alternative means to reduce the trading discount.

In connection with the repositioning of the Fund, at a meeting held on August 22, 2011 (the “August Meeting”), the Board, including the Independent Board Members, considered and approved the Proposed Sub-Advisory Agreements between the Adviser and NAM and between the Adviser and NWQ on behalf of the Fund.

To assist the Board in its evaluation of the Proposed Sub-Advisory Agreements with the Sub-Advisers, the Independent Board Members had received, in adequate time in advance of the August Meeting or at prior meetings, materials which outlined, among other things:

• the nature, extent and quality of services expected to be provided by the Sub-Advisers;

• the organization of the Sub-Advisers, including the responsibilities of key investment personnel;

• the expertise and background of the Sub-Advisers with respect to the Fund’s investment strategy;

• certain performance-related information (as described below);

• the profitability of the Adviser (which incorporated Nuveen’s wholly-owned affiliated sub-advisers);

• the proposed management fees;

• the expected expenses of the Fund; and

• the soft dollar practices of the Sub-Advisers, if any.

At various meetings during the year, the Adviser made presentations to and responded to questions from the Board. During these meetings, the Independent Board Members also met privately with their legal counsel to review the Board’s duties under the 1940 Act, the general principles of state law in reviewing and approving advisory contracts, the standards used by courts in determining whether investment company boards of directors have fulfilled their duties, factors to be considered in voting on advisory contracts and an adviser’s fiduciary duty with respect to advisory agreements and compensation. It is with this background that the Independent Board Members considered the Sub-Advisory Agreements with each Sub-Adviser for the Fund. As outlined in more detail below, the Independent Board Members considered all factors they believed relevant with respect to the Fund, including the following: (a) the nature, extent and quality of the services to be provided by the Sub-Advisers; (b) the investment performance, as described below; (c) the profitability of Nuveen and its affiliates; (d) the extent to which economies of scale would be realized as the Fund grows; and (e) whether fee levels reflect these economies of scale for the benefit of Fund investors.

A.  Nature, Extent and Quality of Services

In reviewing the Sub-Advisers, the Independent Board Members considered the nature, extent and quality of the respective Sub-Adviser’s services, including advisory services and administrative services, if any. As each Sub-Adviser already serves as a sub-adviser to other Nuveen funds overseen by the Board Members, the Board has a good understanding of each Sub-Adviser’s organization, operations and personnel. As the Independent Board Members meet regularly throughout the year to oversee the Nuveen funds, including funds currently sub-advised by the Sub-Advisers, the Independent Board Members have relied upon their knowledge from their meetings and any other interactions throughout the year of the respective Sub-Adviser and its services in evaluating the Proposed Sub-Advisory Agreements.

At the August Meeting and at prior meetings, the Independent Board Members reviewed materials outlining, among other things, the respective Sub-Adviser’s organization and business; the types of services that such Sub-Adviser provides to other Nuveen funds and is expected to provide to the Fund; and the experience of the respective Sub-Adviser with applicable investment strategies. Further, the Independent Board Members evaluated the background, experience and track record of the Sub-Adviser in managing the asset class. In reviewing potential sub-advisers for the Fund, the Board Members reviewed a description of the investment process of the potential sub-advisers and an analysis of the Fund’s portfolio with different combinations of sub-advisers, including the extent of any portfolio overlap and the risk/return of the portfolio with these different combinations of investment teams. The Board Members noted the Adviser’s recommendation that NWQ and NAM had distinct, but complementary, investment styles and the combination of these investment managers resulted in a better risk/return portfolio analysis and lower portfolio overlap than other combinations of investment managers.

In addition to advisory services, the Independent Board Members considered the quality of any administrative or non-advisory services to be provided. The Independent Board Members noted, however, that each Sub-Advisory Agreement was essentially an agreement for portfolio management services only and each Sub-Adviser was not expected to supply other significant administrative services to the Fund. The services to be provided by the Sub-Advisers under the Proposed Sub-Advisory Agreements are the same type of services provided by the current sub-advisers under the Current Sub-Advisory Agreements.

Based on their review, the Independent Board Members found that, overall, the nature, extent and quality of services expected to be provided to the Fund under each Proposed Sub-Advisory Agreement were satisfactory.

B.  Investment Performance

In considering the proposal to reposition the Fund, the Board reviewed the performance history of the Fund over various time periods, including the returns of each sleeve of the Fund relative to the benchmark of the sleeve, as well as the historic premium and discount levels. The Board noted that the Adviser was recommending to reposition the Fund in part to seek to narrow the trading discount of the Fund’s common shares. Although there is no record of the Fund’s performance under the proposed modified investment strategy with the new Sub-Advisers, the Board reviewed estimated risk/return data of the proposed portfolio for the period of January 2010 through April 2011, as well as the estimated yield and total return on NAV of the pro forma portfolio of the Fund for such period. The Board also reviewed an analysis of the estimated increased share value and fee savings if the trading discount was narrowed by various percentage points.

C.  Fees, Expenses and Profitability

1. Fees and Expenses

In evaluating the management fees and expenses that the Fund was expected to bear, the Independent Board Members considered, among other things, the Fund’s management fee structure, its proposed sub-advisory fee arrangements and its expense ratios. At the May Meeting, the Independent Board Members had reviewed the Fund’s gross management fees, net management fees, and net expense ratios in absolute terms as well as compared with the fees and expense ratios of comparable affiliated and unaffiliated funds based on data provided by an independent fund data provider (the “Peer Universe”) and to a more focused subset of funds in the Peer Universe (the “Peer Group”) and any expense limitations. In its review, the Independent Board Members had observed that the Fund had net management fees and net expense ratios below its peer averages. The Board, however, recognized that the Fund would bear the transaction costs of purchasing and selling portfolio securities in connection with repositioning the portfolio of the Fund and the proxy solicitation costs in seeking necessary shareholder approval and reviewed the estimated costs of the transition. Nevertheless, in light of the one-time transition costs and expected efficiencies, the Board noted that the Adviser has agreed to permanently reduce its management fee by two basis points. The Board further observed that the appointment of the new Sub-Advisers does not change the Fund’s management fees as the Adviser pays the Sub-Advisers out of the management fee it receives from the Fund. In addition, with respect to each Sub-Adviser, the Independent Board Members considered the sub-advisory fees and breakpoint schedule for the Sub-Advisers.

Based on their review of the fee and expense information provided, the Independent Board Members determined that the Fund’s advisory and sub-advisory fees were reasonable in light of the nature, extent and quality of services to be provided to the Fund.

2. Comparisons with the Fees of Other Clients

Due to their experience with other Nuveen funds, the Board Members were familiar the Sub-Adviser’s pricing schedule and/or the fees each Sub-Adviser charges for similar investment management services for other Nuveen funds and other clients, including separately managed accounts (both retail and institutional accounts) and funds that are not offered by Nuveen but are sub-advised by one of Nuveen’s investment management teams.

3. Profitability of Fund Advisers

In conjunction with its review of fees at prior meetings, the Independent Board Members have considered the profitability of Nuveen for its advisory activities (which incorporated Nuveen’s wholly-owned affiliated sub-advisers, including the Sub-Advisers) and its financial condition. At the May Meeting, the Independent Board Members reviewed the revenues and expenses of Nuveen’s advisory activities for the last two years, the allocation methodology used in preparing the profitability data and an analysis of the key drivers behind the changes in revenues and expenses that impacted profitability in 2010. The Independent Board Members noted this information supplemented the profitability information requested and received during the year to help keep them apprised of developments affecting profitability (such as changes in fee waivers and expense reimbursement commitments). In this regard, the Independent Board Members noted that they have an Independent Board Member serve as a point person to review and keep them apprised of changes to the profitability analysis and/or methodologies during the year. Moreover, at the May Meeting, the Independent Board Members considered Nuveen’s revenues for advisory activities, expenses, and profit margin compared to that of various unaffiliated management firms with similar amounts of assets under management and relatively comparable asset composition prepared by Nuveen.

In reviewing profitability, the Independent Board Members have recognized the subjective nature of determining profitability, which may be affected by numerous factors, including the allocation of expenses. Further, the Independent Board Members have recognized the difficulties in making comparisons as the profitability of other advisers generally is not publicly available and the profitability information that is available for certain advisers or management firms may not be representative of the industry and may be affected by, among other things, the adviser’s particular business mix, capital costs, types of funds managed and expense allocations. Notwithstanding the foregoing, the Independent Board Members have reviewed Nuveen’s methodology and assumptions for allocating expenses across product lines to determine profitability. In reviewing profitability, the Independent Board Members recognized Nuveen’s investment in its fund business. The Board also reviewed NWQ’s revenues, expenses and pre-tax profitability margins. As the Sub-Advisers are affiliated with the Adviser, the Independent Board Members recognized that the Nuveen’s profitability may increase as a result of the Sub-Advisers’ affiliation. Based on their review, the Independent Board Members concluded that Nuveen’s level of profitability for its advisory activities was reasonable in light of the services to be provided.

In evaluating the reasonableness of the compensation, the Independent Board Members also considered any other amounts expected to be paid to the Sub-Adviser as well as any indirect benefits (such as soft dollar arrangements, if any) the respective Sub-Adviser and its affiliates are expected to receive that are directly attributable to their management of the Fund, if any. See Section E below for additional information on indirect benefits a Sub-Adviser and its affiliates may receive as a result of its relationship with the Fund. Based on their review of the overall fee arrangements of the Fund, the Independent Board Members determined that the sub-advisory fees and expected expenses of the Fund were reasonable.

D.  Economies of Scale and Whether Fee Levels Reflect These Economies of Scale

With respect to economies of scale, the Independent Board Members have recognized the potential benefits resulting from the costs of a fund being spread over a larger asset base, although economies of scale are difficult to measure and predict with precision, particularly on a fund-by-fund basis. The Independent Board Members therefore considered whether the Fund could be expected to benefit from any economies of scale. One method to help ensure that shareholders share in these benefits is to include breakpoints in the advisory fee schedule. As the Fund pays the management fee to the Adviser and the Adviser in turn pays the Sub-Advisers, the Board recognized that the sharing of benefits from economies of scale is reflected in breakpoints in the management fees at the Adviser level. Generally, management fees for funds in the Nuveen complex are comprised of a fund-level component and a complex-level component. Accordingly, the Independent Board Members received and reviewed the schedule of proposed advisory fees for the Fund, including fund-level breakpoints thereto. As noted, the Board recognized that the Adviser agreed to reduce the fund-level management fee by two basis points at every breakpoint level.

In addition to fund-level advisory fee breakpoints, the Board also considered the Fund’s complex-wide fee arrangement. Pursuant to the complex-wide fee arrangement, the fees of the funds in the Nuveen complex, including the Fund, are generally reduced as the assets in the fund complex reach certain levels. In evaluating the complex-wide fee arrangement, the Independent Board Members have considered that the complex-wide fee arrangement seeks to provide the benefits of economies of scale to fund shareholders when total fund complex assets increase, even if assets of a particular fund are unchanged or have decreased. The approach reflects the notion that some of Nuveen’s costs are attributable to services provided to all its funds in the complex and therefore all funds benefit if these costs are spread over a larger asset base. Although closed-end funds, such as the Fund, may from time-to-time make additional share offerings, the Board recognized that the growth of their assets will occur primarily through the appreciation of such fund’s investment portfolio. The Board noted that the appointment of the new Sub-Advisers does not impact the complex-wide fee arrangement in effect for the Fund.

Based on their review, the Independent Board Members concluded that the breakpoint schedules and complex-wide fee arrangement were acceptable and reflect economies of scale to be shared with the Fund’s shareholders.

E.  Indirect Benefits

In evaluating fees, the Independent Board Members also considered information regarding potential “fall out” or ancillary benefits that a Sub-Adviser or its affiliates may receive as a result of its relationship with the Fund. In this regard, the Independent Board Members recognized that Nuveen will be retaining additional advisory fees from its relationship with the Fund because one of the three existing Fund sub-advisers is unaffiliated with the Adviser whereas both the new Sub-Advisers are affiliates of the Adviser.

In addition to the above, the Independent Board Members considered whether the Sub-Advisers will receive any benefits from soft dollar arrangements whereby a portion of the commissions paid by the Fund for brokerage may be used to acquire research that may be useful to a Sub-Adviser in managing the assets of the Fund and other clients. With respect to NAM, the Independent Board Members noted that NAM has the authority to pay a higher commission in return for brokerage and research services if NAM determines in good faith that the commission paid is reasonable in relation to the value of the brokerage and research services provided. Similarly, with respect to NWQ, the Independent Board Members considered that such Sub-Adviser may benefit from its soft dollar arrangements pursuant to which the respective Sub-Adviser receives research from brokers that execute the Fund’s portfolio transactions. The Board also recognized that affiliates of the Sub-Adviser may receive revenues for serving as agent at Nuveen’s trading desk and as co-manager in initial public offerings of new closed-end funds.

Based on their review, the Independent Board Members concluded that any indirect benefits received by a Sub-Adviser and its affiliates as a result of their relationship with the Fund were reasonable and within acceptable parameters.

F.  Approval

The Independent Board Members did not identify any single factor discussed previously as all-important or controlling. The Board Members, including the Independent Board Members, concluded that the terms of the Proposed Sub-Advisory Agreements are fair and reasonable, that the respective Sub-Adviser’s fees are reasonable in light of the services to be provided to the Fund and that the Proposed Sub-Advisory Agreements should be and were approved. Accordingly, the Board recommended that shareholders approve the Proposed Sub-Advisory Agreements.

Required Vote

In order for the Proposed Sub-Advisory Agreements to take effect, the Investment Company Act of 1940 Act (the “1940 Act”) requires that each Proposed Sub-Advisory Agreement be approved by the vote of the lesser of (i) 67% or more of the voting securities of the Fund that are present at the Special Meeting if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Special Meeting or (ii) more than 50% of the outstanding voting securities of the Fund.

If the Proposed Sub-Advisory Agreements are approved by shareholders, each Proposed Sub-Advisory Agreement will take effect as soon as practicable after shareholder approval and the Current Sub-Advisory Agreement with Symphony will be terminated. Spectrum and Tradewinds will continue to serve as sub-advisers to the Fund solely for purposes of assisting in disposing of portfolio securities currently managed by each firm that have been identified by the Sub-Advisers as candidates for sale. The Current Sub-Advisory Agreements with Spectrum and Tradewinds will be terminated following the disposition of such holdings. If shareholders do not approve one or both of the proposed Sub-Advisory Agreements, the Board will consider other alternatives for the Fund as it deems appropriate and in the best interest of the Fund. In such a case, the Board will reconsider whether or not to implement any components of the Repositioning Plan, and it is possible that some or all of the components of the Repositioning Plan will not take effect. For example, if one, but not both, of the proposals is approved, the Board may determine to implement the Repositioning Plan with the sub-adviser whose agreement was approved by shareholders. In such an event, the Fund will notify shareholders of any material changes to the Repositioning Plan and of any other similar actions taken with respect to the Fund.

The Board recommends that shareholders vote FOR the approval of the Proposed Sub-Advisory Agreement with NAM and FOR the approval of the Proposed Sub-Advisory Agreement with NWQ.

Section 16(a) Beneficial Interest Reporting Compliance

Section 30(h) of the 1940 Act and Section 16(a) of the 1934 Act require Board Members, officers, the Adviser, affiliated persons of the Adviser and persons who own more than 10% of a registered class of the Fund’s equity securities to file forms reporting their affiliation with the Fund and reports of ownership and changes in ownership of the Fund’s shares with the SEC and the New York Stock Exchange. These persons and entities are required by SEC regulation to furnish the Fund with copies of all Section 16(a) forms they file. Based on a review of these forms furnished to the Fund, the Fund believes that its Board Members and officers, the Adviser and affiliated persons of the Adviser have complied with all applicable Section 16(a) filing requirements during its last fiscal year. To the knowledge of management of the Fund, no shareholder of the Fund owns more than 10% of a registered class of the Fund’s equity securities.

Shareholder Proposals

To be considered for presentation at the annual meeting of shareholders for the Fund to be held in 2012, shareholder proposals submitted pursuant to Rule 14a-8 of the 1934 Act must be received at the offices of the Fund, 333 West Wacker Drive, Chicago, Illinois 60606, not later than February 3, 2012. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 for the annual meeting must, pursuant to the Fund’s By-Laws, submit such written notice to the Fund not later than April 16, 2012 or prior to April 2, 2012. Timely submission of a proposal does not mean that such proposal will be included in a proxy statement.

Shareholder Communications

Fund shareholders who want to communicate with the Board or any individual Board Member should write to the attention of Lorna Ferguson, Manager of Fund Board Relations, Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois 60606. The letter should indicate that you are the Fund shareholder and note the Fund that you own. If the communication is intended for a specific Board Member and so indicates it will be sent only to that Board Member. If a communication does not indicate a specific Board Member, it will be sent to the Independent Chairman and the outside counsel to the Independent Board Members for further distribution as deemed appropriate by such persons.

Expenses of Proxy Solicitation

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with the solicitation of proxies will be paid by the Fund. The Fund has engaged Computershare Fund Services to assist in the solicitation of proxies at an estimated cost of $131,450. Additional solicitation may be made by letter or telephone by officers or employees of Nuveen or the Adviser, or by dealers and their representatives.

Fiscal Year

The last fiscal year end for the Fund was December 31, 2010.

Annual Report Delivery

Annual reports will be sent to shareholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to the Fund at 333 West Wacker Drive, Chicago, Illinois 60606 or by calling 1-800-257-8787.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on November 18, 2011:

The Fund’s proxy statement is available at www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx. For more information, shareholders may also contact the Fund at the address and phone number set forth above.

Please note that only one annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or proxy statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the applicable Fund at the address and phone number set forth above.

General

Management does not intend to present and does not have reason to believe that any other items of business will be presented at the Special Meeting. However, if other matters are properly presented at the Special Meeting for a vote, the proxies will be voted by the persons acting under the proxies upon such matters in accordance with their judgment of the best interests of the Fund.

A list of shareholders entitled to be present and to vote at the Special Meeting will be available at the offices of the Fund, 333 West Wacker Drive, Chicago, Illinois, for inspection by any Fund shareholder during regular business hours beginning ten days prior to the date of the Special Meeting.

The person presiding at the Special Meeting may, whether or not a quorum is present, propose one or more adjournments of the Special Meeting without further notice to permit further solicitations of proxies. Under the Fund’s By-Laws, an adjournment of a meeting with respect to a matter requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the meeting whether or not a quorum is so present.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Kevin J. McCarthy
Vice President and Secretary
September 16, 2011

APPENDIX A

FORM OF
INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made as of this           day of          , 2011 by and between Nuveen Fund Advisors, Inc., a Delaware corporation and a registered investment adviser (“Manager”), and Nuveen Asset Management, LLC, a Delaware limited liability company and a federally registered investment adviser (“Sub-Adviser”).

WHEREAS, Manager serves as the investment manager for the Nuveen Preferred Income Opportunities Fund, formerly known as the Nuveen Multi-Strategy Income and Growth Fund (the “Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) pursuant to an Investment Management Agreement between Manager and the Fund (as such agreement may be modified from time to time, the “Management Agreement”); and

WHEREAS, Manager desires to retain Sub-Adviser as its agent to furnish investment advisory services for a certain designated portion of the Fund’s investment portfolio, upon the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment.  Manager hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Services to be Performed.  Subject always to the supervision of Fund’s Board of Trustees and the Manager, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the portion of the Fund’s investment portfolio allocated to the Sub-Adviser by the Manager, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund, will monitor the Fund’s investments, and will comply with the provisions of the Fund’s Declaration of Trust, By-laws and the stated investment objectives, policies and restrictions of the Fund, as amended from time to time. Manager will provide Sub-Adviser with current copies of the Fund’s Declaration of Trust, By-laws, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement. Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Manager with respect to the implementation of such program.

The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities which assets of the Fund’s investment portfolio allocated by Manager to Sub-Adviser are invested, consistent with its proxy voting guidelines and based upon the best interests of the Fund. The Sub-Adviser will maintain appropriate records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Fund’s shares were voted, including the name of the corresponding issuers.

Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Sub-Adviser may select itself as a broker, in an agency capacity, to execute transactions in portfolio securities for the Fund in accordance with policies and procedures adopted by the Fund’s Board of Trustees from time to time. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer (including the Sub-Adviser’s internal broker-dealer) a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act;

Sub-Adviser further agrees that it:

(a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b) will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

(c) will report regularly to Manager and to the Board of Trustees of the Fund and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund with respect to preferred securities, the performance of the Fund’s investment portfolio allocated to preferred securities in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;

(d) will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Fund’s securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Adviser’s portion of the portfolio. In addition, Sub-Adviser will assist Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities; and

(e) will prepare such books and records with respect to the Fund’s securities transactions for the portion of the Fund’s investment portfolio allocated to the Sub-Adviser as requested by the Manager and will furnish Manager and Fund’s Board of Trustees such periodic and special reports as the Board or Manager may reasonably request.

3. Expenses.  During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

4. Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee equal to the percentage of the investment management fee payable by the Fund to the Manager with respect to the Sub-Adviser’s allocation of Fund average daily net assets (including net assets attributable to any preferred shares and the principal amount of borrowings pursuant to the Management Agreement), as set forth in the following table:

Percentage of
Average Daily Net Assets	Management Fee

Up To $125 million	50.0%
$125 million to $150 million	47.5%
$150 million to $175 million	45.0%
$175 million to $200 million	42.5%
Over $200 million	40.0%

The portfolio management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund allocated to the Sub-Advisor, determined in the manner established by the Fund’s Board of Trustees, as of the close of business on the last preceding business day on which the Fund’s net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

Manager shall not agree to amend the financial terms of the Management Agreement to the detriment of the Sub-Adviser by operation of this Section 4 without the express written consent of the Sub-Adviser.

5. Services to Others.  Manager understands, and has advised Fund’s Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one or more other investment companies, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised Fund’s Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised Fund’s Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full such efforts and service to the Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

6. Limitation of Liability.  The Sub-Adviser shall not be liable for, and Manager will not take any action against the Sub-Adviser to hold Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Adviser’s duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Term; Termination; Amendment.  This Agreement shall become effective with respect to the Fund as of the date hereofand shall remain in full force until August 1, 2012 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Fund, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on no less than sixty (60) days’ written notice to the Sub-Adviser. This Agreement may be terminated by the Sub-Adviser without payment of any penalty on no less than sixty (60) days’ prior written notice to the Manager. This Agreement may also be terminated by the Fund with respect to the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund on no less than sixty (60) days’ written notice to the Sub-Adviser by the Fund.

This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the covenants of the Sub-Adviser set forth herein.

The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination. This Agreement shall automatically terminate in the event the Management Agreement between the Manager and the Fund is terminated, assigned or not renewed.

8. Notice.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party

If to the Manager:	If to the Sub-Adviser:

Nuveen Fund Advisors, Inc. 333 West Wacker Drive Chicago, Illinois 60606 Attention: Thomas S. Schreier, Jr.	Nuveen Asset Management, LLC 333 West Wacker Drive Chicago, Illinois 60606 Attention: William T. Huffman

With a copy to:	With a copy to:

Nuveen Investments, Inc. 333 West Wacker Drive Chicago, Illinois 60606 Attention: General Counsel	Nuveen Asset Management, LLC 333 West Wacker Drive Chicago, Illinois 60606 Attention: General Counsel

or such address as such party may designate for the receipt of such notice.

9. Limitations on Liability.  All parties hereto are expressly put on notice of the Fund’s Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.

10. Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Applicable Law.  This Agreement shall be construed in accordance with applicable federal law and (except as to Section 9 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

IN WITNESS WHEREOF, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

NUVEEN FUND ADVISORS, INC., a Delaware corporation	NUVEEN ASSET MANAGEMENT, LLC, a Delaware limited liability company

By:	By:
Title: Managing Director	Title: Managing Director

FORM OF
INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made as of this           day of          , 2011 by and between Nuveen Fund Advisors, Inc., a Delaware corporation and a registered investment adviser (“Manager”), and NWQ Investment Management Company, LLC, a Delaware limited liability company and a federally registered investment adviser (“Sub-Adviser”).

WHEREAS, Manager serves as the investment manager for the Nuveen Preferred Income Opportunities Fund, formerly known as the Nuveen Multi-Strategy Income and Growth Fund (the “Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) pursuant to an Investment Management Agreement between Manager and the Fund (as such agreement may be modified from time to time, the “Management Agreement”); and

WHEREAS, Manager desires to retain Sub-Adviser as its agent to furnish investment advisory services for a certain designated portion of the Fund’s investment portfolio, upon the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment.  Manager hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Services to be Performed.  Subject always to the supervision of Fund’s Board of Trustees and the Manager, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the portion of the Fund’s investment portfolio allocated to the Sub-Adviser by the Manager, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund, will monitor the Fund’s investments, and will comply with the provisions of the Fund’s Declaration of Trust, By-laws and the stated investment objectives, policies and restrictions of the Fund, as amended from time to time. Manager will provide Sub-Adviser with current copies of the Fund’s Declaration of Trust, By-laws, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement. Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Manager with respect to the implementation of such program.

The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities which assets of the Fund’s investment portfolio allocated by Manager to Sub-Adviser are invested, consistent with its proxy voting guidelines and based upon the best interests of the Fund. The Sub-Adviser will maintain appropriate records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Fund’s shares were voted, including the name of the corresponding issuers.

Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Sub-Adviser may select itself as a broker, in an agency capacity, to execute transactions in portfolio securities for the Fund in accordance with policies and procedures adopted by the Fund’s Board of Trustees from time to time. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer (including the Sub-Adviser’s internal broker-dealer) a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act;

Sub-Adviser further agrees that it:

(a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b) will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

(c) will report regularly to Manager and to the Board of Trustees of the Fund and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund with respect to preferred securities, the performance of the Fund’s investment portfolio allocated to preferred securities in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;

(d) will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Fund’s securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Adviser’s portion of the portfolio. In addition, Sub-Adviser will assist Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities; and

(e) will prepare such books and records with respect to the Fund’s securities transactions for the portion of the Fund’s investment portfolio allocated to the Sub-Adviser as requested by the Manager and will furnish Manager and Fund’s Board of Trustees such periodic and special reports as the Board or Manager may reasonably request.

3. Expenses.  During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

4. Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee equal to the percentage of the investment management fee payable by the Fund to the Manager with respect to the Sub-Adviser’s allocation of Fund average daily net assets (including net assets attributable to any preferred shares and the principal amount of borrowings pursuant to the Management Agreement), as set forth in the following table:

Percentage of
Average Daily Net Assets	Management Fee

Up To $125 million	50.0%
$125 million to $150 million	47.5%
$150 million to $175 million	45.0%
$175 million to $200 million	42.5%
Over $200 million	40.0%

The portfolio management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund allocated to the Sub-Advisor, determined in the manner established by the Fund’s Board of Trustees, as of the close of business on the last preceding business day on which the Fund’s net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

Manager shall not agree to amend the financial terms of the Management Agreement to the detriment of the Sub-Adviser by operation of this Section 4 without the express written consent of the Sub-Adviser.

5. Services to Others.  Manager understands, and has advised Fund’s Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one or more other investment companies, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised Fund’s Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised Fund’s Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full such efforts and service to the Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

6. Limitation of Liability.  The Sub-Adviser shall not be liable for, and Manager will not take any action against the Sub-Adviser to hold Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Adviser’s duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Term; Termination; Amendment.  This Agreement shall become effective with respect to the Fund as of the date hereofand shall remain in full force until August 1, 2012 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Fund, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on no less than sixty (60) days’ written notice to the Sub-Adviser. This Agreement may be terminated by the Sub-Adviser without payment of any penalty on no less than sixty (60) days’ prior written notice to the Manager. This Agreement may also be terminated by the Fund with respect to the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund on no less than sixty (60) days’ written notice to the Sub-Adviser by the Fund.

This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the covenants of the Sub-Adviser set forth herein.

The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination. This Agreement shall automatically terminate in the event the Management Agreement between the Manager and the Fund is terminated, assigned or not renewed.

8. Notice.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party

If to the Manager:	If to the Sub-Adviser:
Nuveen Fund Advisors, Inc. 333 West Wacker Drive Chicago, Illinois 60606 Attention: Thomas S. Schreier, Jr.	NWQ Investment Management Company, LLC 2049 Century Park East, Suite 1600 Los Angeles, CA 90067 Attention: John E. Conlin

With a copy to:	With a copy to:

Nuveen Investments, Inc. 333 West Wacker Drive Chicago, Illinois 60606 Attention: General Counsel	NWQ Investment Management Company, LLC 2049 Century Park East, Suite 1600 Los Angeles, CA 90067 Attention: General Counsel

or such address as such party may designate for the receipt of such notice.

9. Limitations on Liability.  All parties hereto are expressly put on notice of the Fund’s Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.

10. Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Applicable Law.  This Agreement shall be construed in accordance with applicable federal law and (except as to Section 9 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

IN WITNESS WHEREOF, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

NUVEEN FUND ADVISORS, INC., a Delaware corporation	NWQ INVESTMENT MANAGEMENT COMPANY, LLC, a Delaware limited liability company

By:	By:
Title: Managing Director	Title: Managing Director

Nuveen Investments
333 West Wacker Drive
Chicago, IL 60606-1286

(800) 257-8787

www.nuveen.com	JPC111

[FORM OF PROXY]
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 333 West Wacker Drive Chicago, IL, 60606 on November 18, 2011

Please detach at perforation before mailing.

PROXY	NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND	PROXY
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON November 18, 2011
THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the Nuveen Multi-Strategy Income and Growth Fund, revoking previous proxies, hereby appoints Gifford R. Zimmerman, Kevin J. McCarthy and Kathleen Prudhomme, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Nuveen Multi-Strategy Income and Growth Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on November 18, 2011, at 2:00 p.m. Central time, at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois, 60606, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged. The shares of Nuveen Multi-Strategy Income and Growth Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503
   999 9999 9999 999
Note: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature and Title, if applicable

Signature (if held jointly)

Date	[CFS Doc Code]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Nuveen Multi-Strategy Income and Growth Fund Shareholders Meeting to Be Held on November 18, 2011.
The Proxy Statement for this meeting is available at https://www.proxy-direct.com/nuv22902
IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD
Please detach at perforation before mailing.
The Board of Trustees recommends a vote “FOR” the following proposals.
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE: ■

	FOR	AGAINST	ABSTAIN
1. To approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. and Nuveen Asset Management, LLC.	☐	☐	☐

2. To approve an investment sub-advisory agreement between Nuveen Fund Advisors, Inc. and NWQ Investment Management, LLC.	☐	☐	☐

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY
[CFS Doc Code]